Exhibit 3.1(1)

          [NOTE:  THE FOLLOWING RESTATED CERTIFICATE OF
          INCORPORATION HAS BEEN FURTHER RESTATED, FOR PURPOSES OF FILING THE SAME WITH THE SECURITIES AND EXCHANGE
          COMMISSION ONLY, TO GIVE EFFECT TO THE CERTIFICATES OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF AMERICAN BILTRITE INC. FILED WITH THE SECRETARY OF STATE
          OF THE STATE OF DELAWARE ON MAY 30, 1995 AND MAY 15, 1996.]

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            AMERICAN BILTRITE INC.

                    AMERICAN BILTRITE INC., a corporation organized on November 29, 1954 under the name American Biltrite Rubber Co. Inc., hereby amends and restates its Certificate of Incorporation, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, to read in its entirety as follows:

                    FIRST: The name of the Corporation is AMERICAN BILTRITE INC. (hereinafter, the "Corporation").

                    SECOND: The respective names of the County and of the City within the county in which the registered office of the Corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the registered agent of the Corporation is The Prentice-Hall Corporation System, Inc. The street and number of said registered office and the address by street and number of said registered agent is 32 Lockerman Square, Suite L-100, Dover, Delaware.

                    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
          Corporation Law of the State of Delaware (the "GCL").

                    FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is sixteen million (16,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, par value $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

          A.   PREFERRED STOCK

               1. The Board of Directors is authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

               2. No holder of Preferred Stock shall as such holder have any preemptive rights in or preemptive rights to subscribe to or purchase any shares of the class of stock or any other securities which may at any time be issued by the Corporation except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

          B.   COMMON STOCK

               1. The holders of the Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of assets legally available therefor.

               2. No holder of Common Stock shall as such holder have any preemptive right in or preemptive right to subscribe to or purchase any shares of the class of stock or any other securities which may at any time be issued by the Corporation.

               3. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets and funds of the Corporation remaining after the satisfaction in full of the prior rights of creditors, including, but not limited to, holders of the Corporation's indebtedness and the aggregate liquidation preference of any Preferred Stock then outstanding, shall be divided and distributed among the holders of the Common Stock ratably (together with any shares of capital stock of the Corporation which are not entitled to any preference in liquidation).

          C.   VOTING RIGHTS

               Except as otherwise specifically required by law, this Certificate of Incorporation or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Except as otherwise provided in this Certificate of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

                    FIFTH:  The business and affairs of the
          Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

          A. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting form an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Each of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote for the election of such director.

               Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          B. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no By-Law adopted by stockholders shall operate retroactively to impair or impede the implementation of any action authorized in accordance with the foregoing.

          C. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

               1. To make, alter, amend, and repeal the By-Laws, subject, however, to the power of the stockholders to alter and repeal the By-Laws made by the Board of Directors.

               2. To determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any rights to inspect any account, book or document of the Corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.
               3. To authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as they may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

          D. In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-Laws adopted by the stockholders.

                    SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
          Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                    SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

                    EIGHTH:

          A. No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
               (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date this Certificate of Incorporation became effective under the GCL to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No amendment or repeal of this Section A of Article EIGHTH by the stockholders of the Corporation shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions occurring prior to such amendment or repeal. The provisions of this Section A of Article EIGHTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Section A of Article EIGHTH.

          B. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or such person's testator or intestate, is or was a director or an officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation or for its benefit any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the GCL in the manner prescribed therein, from time to time, against all expenses (including attorneys fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. Similar indemnification may be provided by the Corporation to an agent or employee of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. No amendment or repeal of this Section B of Article EIGHTH by the stockholders of the Corporation shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
          C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL. The Corporation may also create a trust fund, grant a security interest and use other means (including, but not limited to, letters of credit, surety bonds and other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                    NINTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

          A. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the votes of the disinterested directors be less than a quorum; or

          B. the material facts as to his relationship or interest and as to the contract or transaction are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          C. the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.